Exhibit 16
                                   ----------




                                                          July 8, 2002




Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, DC 20549

Gentlemen:

         We have read Item 4 of Form 8-K dated July 1, 2002, of ISEmployment.com, Inc. and are in agreement with the statements contained in Items 4 (a)(i), 4 (a)(ii), 4 (a)(iv) and 4 (a)(v) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  Sincerely,


                                                  /s/ Levitz, Zacks & Ciceric